CURRENT REPORT FOR ISSUERS SUBJECT TO THE
1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

September 5, 2008
Date of Report
(Date of Earliest Event Reported)

EDGEWATER FOODS INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

400 Professional Drive, Suite 310, Gaithersburg, Maryland 20878
(Address of principal executive offices (zip code))

(250) 757-9811
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 8 – Other Events
Item 8.01: Other Events

On September 5, 2008, we amended the Certificate of Designation of the Relative Rights and Preferences for our Series A, Series B and Series C Preferred Stock.  As required, at least 75% of each class of our preferred stock consented to amending the respective Designation and such amendment was approved by our directors.  Pursuant to the amendment, the conversion restriction contained in Section 7 of the Designation now accounts for the shares held by the holder and its affiliates; prior to the amendment, the conversion restriction only accounted for the shares held by the holder.  This amendment was requested by the preferred stockholders and Section 7 now reads as follows:

“Conversion Restriction.  Notwithstanding anything to the contrary set forth in Section 5 of this Certificate of Designation, at no time may a holder of shares of Series A Preferred Stock convert shares of the Series A Preferred Stock if the number of shares of Common Stock to be issued pursuant to such conversion would cause the number of shares of Common Stock owned by such  holder and its affiliates at such time to exceed, when aggregated with all other shares of Common Stock owned by such holder and its affiliates at such time, the number of shares of Common Stock which would result in such holder and its affiliates beneficially owning (as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules thereunder) in excess of 9.9% of the then issued and outstanding shares of Common Stock outstanding at such time; provided, however, that upon a holder of Series A Preferred Stock providing the Company with sixty-one (61) days notice (pursuant to Section 5(i) hereof) (the "Waiver Notice") that such holder would like to waive Section 7 of this Certificate of Designation with regard to any or all shares of Common Stock issuable upon conversion of Series A Preferred Stock, this Section 7(a) shall be of no force or effect with regard to those shares of Series A Preferred Stock referenced in the Waiver Notice.”

We filed the amendment with Nevada’s Secretary of State on September 8, 2008;  a copy of each Designation, as amended is attached hereto.  We did not amend the Certificates of Designation of the Relative Rights and Preferences for the Series D Preferred Stock because it already contained the amended language.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.                                                                                        Description

4.1	Certificates of Designation of the Relative Rights and Preferences of the Series A Preferred Stock, as Amended
4.2	Certificates of Designation of the Relative Rights and Preferences of the Series B Preferred Stock, as Amended
4.3	Certificates of Designation of the Relative Rights and Preferences of the Series C Preferred Stock, as Amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Edgewater Foods International, Inc.

                                                      By:  /s/  Michael Boswell
                                                    Michael Boswell
                                                    Acting Chief Financial Officer